                                                                    Exhibit 10.9
                                                                    ------------

                     AMENDED AND RESTATED CREDIT AGREEMENT


          AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 25, 2000 among ARTHUR D. LITTLE, INC., a Massachusetts corporation (a "Borrower" or "ADL"),
                                                        --------      ---
ARTHUR D. LITTLE INTERNATIONAL, INC., a Massachusetts corporation (a "Borrower",
                                                                      --------
and together with ADL, the "Borrowers"), the banks, financial institutions and
                            ---------
other institutional lenders (the "Initial Lenders") listed on the signature
                                  ---------------
pages hereof, and CITIBANK, N.A. ("Citibank"), as agent (together with any
                                   --------
successor appointed pursuant to Section 8.06, the "Agent") for the Lenders (as
                                                   -----
hereinafter defined).

PRELIMINARY STATEMENTS:

          (1) The Borrowers entered into a Credit Agreement dated as of June 22, 1998 (the "Existing Credit Agreement") with the Initial Lenders (as defined
           -------------------------
therein) and the Agent. Pursuant to the Existing Credit Agreement, the Initial Lenders made Advances to the Borrowers and, as at the date of this Agreement, Advances in the aggregate amount of $29,000,000 are outstanding.

          (2) The Initial Lenders and the Borrowers have agreed to amend and restate the Existing Credit Agreement in order to (i) waive certain defaults under the Existing Credit Agreement and (ii) provide for the repayment of Advances as set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Section 3.02, the Existing Credit Agreement is amended and restated in its entirety to read as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADL" has the meaning specified in the recital of parties to this
           ---
Agreement.

          "ADL Guaranty" has the meaning specified in Section 6.01.
           ------------

          "Advance" means an advance by a Lender to a Borrower as part of a
           -------
     Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance). The total amount of Advances
                                ----
     available to be made to the Borrowers has been made as of the date hereof pursuant to the Existing Credit Agreement.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to this
           -----
     Agreement.

          "Agent's Account" means (a) the account of the Agent maintained by the
           ---------------
     Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 3685-2248, Attention: Global Loans Support Center, 2 Penns Way, Suite 200, New Castle, DE 19720, and (b) such other account of the Agent as is designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

          "Applicable Margin" means (i) as of any date of determination prior to
           -----------------
     the Effective Date, the applicable percentage per annum indicated below which corresponds to the Debt to EBITDA Ratio indicated below:

===============================================================================

                                                  Applicable Margin
                                       ----------------------------------------
            Debt to EBITDA Ratio           Eurocurrency Rate         Base Rate
                                               Advances              Advances
-------------------------------------------------------------------------------
  Less than or equal to 1.00 to 1.00              .275%                .00%
-------------------------------------------------------------------------------
  Greater than 1.00 to 1.00, but
  less than or equal to 2.25 to 1.00              .375%                .00%
-------------------------------------------------------------------------------
  Greater than 2.25 to 1.00                        .50%                .00%
===============================================================================

     and (ii) as of any date of determination on or after the Effective Date, the applicable percentage per annum indicated below for each period indicated below:


--------------------------------------------------------------------------------
               Period                                    Applicable Margin
--------------------------------------------------------------------------------
  Effective Date to                                            3.00%
  December 31, 2000
--------------------------------------------------------------------------------
  January 1, 2001 to                                           3.50%
  January 31, 2001
--------------------------------------------------------------------------------
  February 1, 2001 to                                          4.00%
  February 28, 2001
--------------------------------------------------------------------------------
  March 1, 2001 to                                             4.50%
  March 31, 2001
--------------------------------------------------------------------------------
  April 1, 2001 to                                             5.00%
  April 30, 2001
--------------------------------------------------------------------------------
  May 1, 2001 and thereafter                                   5.50%

--------------------------------------------------------------------------------


          The Applicable Margin for each Eurocurrency Rate Advance made prior to the Effective Date shall be determined by reference to the Debt to EBITDA Ratio in effect on the first day of each Interest Period for such Advance.

          "Applicable Telerate Page" means page 3750 of the Dow Jones Telerate
           ------------------------
     Service or such other page that may replace any such page from time to time on such service.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit B hereto.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1% to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest
                     ----
          three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month US Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of
                         ----
          the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring US Dollar deposits of Citibank in the United States; and

               (c) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance denominated in US Dollars that
           -----------------
     bears interest as provided in Section 2.04(a)(i).

          "Borrower" has the meaning specified in the introductory paragraph to
           --------
     this Agreement.

          "Borrowing" means a borrowing consisting of simultaneous Advances of
           ---------
     the same Type made by the Lenders pursuant to Section 2.01. The total amount of Borrowings available to be made by the Borrowers have been made as of the date hereof pursuant to the Existing Credit Agreement.

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized by law to close in Massachusetts or New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance.

          "Capitalized Leases" means all leases that have been or should be, in
           ------------------
     accordance with GAAP, recorded as capitalized leases.

          "Citibank" means Citibank, N.A.
           --------

          "Collateral Agency and Intercreditor Agreement" means the collateral
           ---------------------------------------------
     agency and intercreditor agreement dated as of the date of this Agreement among the Borrowers, the Agent on behalf of the Lenders and the Noteholders substantially in the form of Exhibit I hereto.

          "Collateral Agent" means Citicorp USA, Inc. or any other person
           ----------------
     appointed pursuant to section 5 of the Collateral Agency and Intercreditor Agreement.

          "Collateral Documents" means the Security Agreement and the Pledge
           --------------------
     Agreement.

          "Commitment", for each Lender, means the US Dollar amount set forth
           ----------
     opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.03.

          "Confidential Information" means (i) information that any Borrower
           ------------------------
     furnishes to the Agent or any Lender which such Borrower in its reasonable judgment designates, prior to its receipt, as confidential, (ii) all financial information with respect to any Borrower or any of its Subsidiaries and (iii) all information obtained during any inspection of any Borrower by the Agent or any Lender that is designated by such Borrower as confidential, in each case excluding any such information that is or becomes generally available on a non-confidential basis to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrowers.

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section 2.05.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
     of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than (i) any obligations in connection with any deferred compensation plan for employees of such Person and (ii) any trade payable that is (x) in an amount of $10,000 or less or (y) not overdue by more than 60 days, in all cases incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Debt to EBITDA Ratio" means, as of any date of determination prior to
           --------------------
     the Effective Date, the ratio of (i) Consolidated Debt of ADL and its Subsidiaries as of such date to (ii) Consolidated EBITDA of ADL and its Subsidiaries for the four most recent fiscal quarters ended on or prior to such date.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DeNora" means DeNora Fuel Cells S.p.A, a corporation organized under
           ------
     the laws of Italy.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Domestic Subsidiary" means any Subsidiary of ADL organized under the
           -------------------
     laws of the United States.

          "EBITDA" means, for any period, Net Income (or net loss) plus the sum
           ------                                                  ----
     of (a) interest expense, (b) income tax expense, (c) depreciation expense,
     (d) amortization expense and (e) any non-cash expense in respect of the sale of stock at a discount pursuant to Section 5.02(e)(v), in each case determined in accordance with GAAP for such period.

          "Effective Date" has the meaning specified in Section 3.02.
           --------------

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
           -----------------
     (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman

     Islands, or a political subdivision of any such country, and having total assets in excess of $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and (vii) any other Person approved by the Agent and the Borrowers, such approval not to be unreasonably withheld or delayed; provided, however, that neither Borrower nor an Affiliate of a Borrower
     --------  -------
     shall qualify as an Eligible Assignee.


          "Environmental Action" means any action, suit, written demand, demand
           --------------------
     letter, written claim, notice of non-compliance or violation, notice of liability, notice of potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign
           -----------------
     statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license or other authorization required under any Environmental
     Law.

          "EPYX" means EPYX Corporation, a Delaware corporation.
           ----

          "EPYX Escrow Account" means a segregated escrow account in the name of
           -------------------
     ADL with such bank as the Agent shall in its reasonable discretion approve, subject to the terms and conditions set forth in an escrow agreement in form and substance satisfactory to the Agent and providing, inter alia, that the proceeds of such account may only be withdrawn by ADL (a) for the purpose of making an Investment pursuant to Section 5.02(f)(vii) and (b) upon presentation of a certificate by ADL certifying (i) that such funds will be invested pursuant to Section 5.02(f)(vii), and (ii) that no Default has occurred and is continuing hereunder.

          "EPYX Transaction" means the sale of any portion of the capital stock
           ----------------
     of EPYX or its corporate parent to DeNora or any other equity investor in, or strategic partner of, EPYX in one or more transactions.

          "Equity Interests" means, with respect to any Person, shares of
           ----------------
     capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of
           ---------------
     ERISA is a member of any Borrower's controlled group, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event,
           -----------
     within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "ESOP" means ADL's Employee Stock Ownership Plan and Trust.
           ----

          "Eurocurrency Lending Office" means, with respect to any Lender, the
           ---------------------------
     office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, for any Interest Period for all
           -----------------
     Eurocurrency Rate Advances comprising part of the same Borrowing, (a) an interest rate per annum equal to the rate per annum that is set forth on the Applicable Telerate Page as of 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in US Dollars having a term equal to the duration of such Interest Period or (b) if a rate cannot be determined pursuant to clause (a) above, an interest rate per annum obtained by dividing (i) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in US Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. In the event that the Eurocurrency Rate for any Interest Period is to be determined in accordance with clause (b) of the preceding sentence, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
                                        -------  -------
     Section 2.04.

          "Eurocurrency Rate Advance" means an Advance denominated in US Dollars
           -------------------------
     that bears interest as provided in Section 2.04(a)(ii).

          "Eurocurrency Rate Reserve Percentage" for any Interest Period for all
           ------------------------------------
     Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.
           -----------------

          "Excess Cash Flow" means, for any period, total revenue for such
           ----------------
     period (without giving effect to extraordinary gains and losses from sales and other dispositions of property outside the ordinary course of business) less (i) operating expenses, (ii) corporate office, general and administrative expenses for such period, (iii) regularly scheduled payments and voluntary prepayments of principal and interest on the Facility and the Senior Notes, and regularly scheduled payments on other indebtedness for such period, (iv) capital expenditures for such period, (v) positive changes in working capital for such period, and (vi) taxes and other similar payments for such period.

          "Excess Contribution Plan" means ADL's Excess Contribution Plan as in
           ------------------------
     effect on the date hereof.

          "Existing Credit Agreement" has the meaning specified in the
           -------------------------
     Preliminary Statements.

          "Existing Debt" has the meaning specified in Section 5.02(d)(i)(B).
           -------------

          "Extraordinary Receipts" means any cash received by or paid to or for
           ----------------------
     the account of any Person not in the ordinary course of business, including, without limitation, tax refunds (other than tax refunds received in the ordinary course of such Person's tax planning, provided such cash is applied against corresponding tax liabilities of an Affiliate during the same tax year in which such cash is received), pension plan reversions, proceeds received from sales of assets or capital stock other than proceeds of the sale of stock to employees of such Person pursuant to any Stock Plan in accordance with Section 5.02(g), proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an
                                             --------  -------
     Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property (A) are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; and

     provided, further that an Extraordinary Receipt shall not include any Net
     --------  -------
     Cash Proceeds expressly excluded from clauses (A), (B) or (C) of Section 2.06(b)(ii).

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means, with respect to any Borrower, the chief
           -----------------
     financial officer of such Borrower, or if such chief financial officer is not available, the treasurer, the controller or the assistant controller of such Borrower.

          "Fixed Charge Coverage Ratio" means, for any period set forth in
           ---------------------------
     Section 5.03(c), Consolidated EBITDA for ADL and its Subsidiaries divided by the sum of (a) the expenses of ADL and its Subsidiaries for interest accrued in respect of Debt (including the current portion thereof), (b) dividends paid by ADL and its Subsidiaries to Persons other than ADL and its Subsidiaries and (c) rental expenses on real property of ADL and its Subsidiaries, in each case (x) for such period and (y) as determined in accordance with GAAP.

          "Foreign Subsidiary" means any Subsidiary of ADL other than a Domestic
           ------------------
     Subsidiary.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Guarantied Obligations" has the meaning specified in Section 6.01.
           ----------------------
          "Guaranties" means the ADL Guaranty, the TIME Guaranty and the
           ----------
     Subsidiary Guaranty.

          "Guarantors" means ADL and the Subsidiary Guarantors.
           ----------

          "Hazardous Materials" means (a) petroleum and petroleum products,
           -------------------
     byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Hess Proceeds" has the meaning set forth in Section 4.01(x).
           -------------

          "Initial Lenders" has the meaning specified in the recital of parties
           ---------------
     to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
     of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Period" means, for each Eurocurrency Rate Advance comprising
           ---------------
     part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by any Borrower requesting a Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                                                       --------  -------

               (i) such Borrower may not select any Interest Period that ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause
                        --------  -------
          the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities or all or substantially all of the assets of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (h) and (i) of the definition of "Debt" in respect of such Person.
                    ----

          "Lender Share" means, at any time, 45.31%.
           ------------

          "Lenders" means the Initial Lenders and each Person that shall become
           -------
     a party hereto pursuant to Section 9.07.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (i) this Agreement, (ii) the Notes, (iii) the
           --------------
     Guaranties; (iv) the Collateral Agency and Intercreditor Agreement, (v) the Collateral Documents, and (vi) any other document, agreement or instrument executed or delivered in connection therewith, in each case as amended.

          "Loan Parties" means the Borrowers, the Subsidiary Guarantors and any
           ------------
     Subsidiary of any Borrower party to any of the Collateral Documents.

          "Marketable Securities" means any of the following, to the extent
           ---------------------
     owned by ADL or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 360 days from the date of acquisition thereof (except for any Marketable Securities held by Acorn Insurance Company, Ltd. that may have a maturity of up to 30 years): (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
     (d), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion, (c) time deposits with any foreign commercial bank or (d) commercial paper in an aggregate amount of no more than $2,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, condition (financial or otherwise), performance, properties or prospects of the Borrowers or ADL and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations, assets or properties of ADL or ADL and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of any Borrower to perform its obligations under this Agreement or any Note.

          "Material Subsidiary" means at any time, a Domestic Subsidiary that
           -------------------
     either:

               (a) has assets with a book value equal to 5% or more of total assets of ADL and its Subsidiaries determined on a Consolidated basis as of the end of the most recently ended fiscal quarter of ADL, or

               (b) had revenues for the then most recently ended fiscal quarter of ADL equal to 5% or more of total Consolidated revenues of ADL and its Subsidiaries for such fiscal quarter.

          "Memorial Drive Trust" means ADL's Employees' Memorial Drive Trust
           --------------------
     Retirement Plan.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale of any capital
           -----------------
     stock, Equity Interests or any warrants, rights or options to acquire capital stock, Equity Interests or other ownership or profit interests by any Person (other than any stock of any Borrower or its Subsidiaries issued pursuant to any Stock Plan), the aggregate amount of cash received from time to time by or on behalf of such Person (other than amounts received from an Affiliate or participant in the ESOP or other Stock Plan) in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

          "Net Income" means, with respect to any Person, as of any date, the
           ----------
     net after-tax income of such Person, determined in accordance with GAAP; provided that extraordinary gains and losses and any increase or decrease
     --------
     to net income which is required to be recorded in such Person's consolidated statement of income because of the adoption of accounting principles adopted after the date hereof shall be excluded.

          "Note" means a promissory note of any Borrower payable to the order of
           ----
     any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.

          "Noteholder" means, with respect to any Senior Note, the Person in
           ----------
     whose name such Senior Note is registered in the register maintained by ADL pursuant to section 13.1 of the Note Purchase Agreement.

          "Note Purchase Agreement" means the Amended and Restated Note Purchase
           -----------------------
     Agreement dated as of April 25, 2000 among ADL and the Noteholders as in effect on the Effective Date.

          "Notice of Conversion" has the meaning set forth in Section 2.05(a).
           --------------------

          "Obligation" means, with respect to any Person, any obligation of such
           ----------
     Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrowers under this Agreement and the Notes include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrowers under this Agreement and the Notes and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrowers.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any
           ----
     successor).

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;

               (b) Liens imposed by law such as liens of carriers, warehousemen, mechanics and materialmen and other similar liens arising out of the ordinary course of business and that are in existence less than 90 days from the date of creation thereof in respect of obligations not yet overdue;

               (c) pledges or deposits to secure Obligations under workers' compensation, unemployment, old age pensions, or other social security benefits, and good faith deposits in connection with tenders, contracts or leases or deposits to secure, or in lieu of, surety bonds, performance bonds and other similar obligations in each case, in the ordinary course of business and that do not secure Debt;

               (d) minor defects, irregularities, easements and rights-of-way and other encumbrances on title to real property as normally exist with respect to similar real property which, in each case, do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

               (e) landlords' Liens under leases in the ordinary course of business; and

               (f) Liens arising from any law, ordinance or governmental regulation, including, without limitation, building and zoning ordinances, restricting or regulating or prohibiting the occupancy, use or enjoyment of real property or regulating the character, dimensions or location of any improvement now or hereafter erected on real property, or prohibiting a separation in ownership or a change in the dimensions or area of real property, or any parcel of which such real property was a part that, in each case, do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Pledge Agreements" has the meaning set forth in Section 3.02(c).
           -----------------

          "Reference Banks" means Citibank and The Chase Manhattan Bank.
           ---------------

          "Register" has the meaning specified in Section 9.07(c).
           --------

          "Required Lenders" means at any time Lenders owed more than 66-2/3% of
           ----------------
     the then aggregate unpaid principal amount (based on the Currency Equivalent thereof in US Dollars at such time) of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having more than 66-2/3% of the Commitments.

          "Secured Parties" has the meaning set forth in the Collateral Agency
           ---------------
     and Intercreditor Agreement.

          "Security Agreement" has the meaning specified in Section 3.02(c).
           ------------------

          "Senior Note Share" means, at any time, 54.69%.
           -----------------

          "Senior Notes" means the $35,000,000 secured Senior Notes of ADL due
           ------------
     2001.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Stock Collateral" has the meaning specified in the Pledge Agreement.
           ----------------

          "Stock Plan" means each of (a) the Senior Staff Stock Purchase Plan,
           ----------
     the Stock Incentive Plan, the International Stock Purchase Plan, the Directors Stock Plan, the Trust Under Compensation Plan for Directors, the Trust Under Excess Contribution Plan, the Stock Award Plan, the IA Stock Acquisition Plan, the 1996 Dividend Reinvestment Plan, the CSC Stock Acquisition Plan, the Stock-Based Deferred Plan for Incentive Compensation, the Senior Staff Tax-Deferred Stock Retention Plan, the Stock-Based Deferred Plan for Incentive Compensation-U.K., the Stock-Based Deferred Plan for Incentive Compensation-Spain, the Employee Stock Account Trust-Sweden, the Employee Stock Fund-Brazil, the Employee Stock Ownership Plan-Sweden, the Deferred Compensation Plan for Senior Staff, the Employee Stock Ownership Plan Equivalent, the Stock-Based Deferred Compensation Plan 1, the Stock-Based Deferred Compensation Plan 3, the Stock-Based Deferred Compensation Plan 4, the Stock-Based Plan for Incentive Compensation - Germany, the Stock-Based Latin America Plan, the Stock Ownership Program, the Stock Retention Plan - Jersey, the Stock Retention Purchase Plan, the ESOP and the Memorial Drive Trust in each case as in effect on the date hereof, or as the same may be amended from time to time, provided that such
                                                              --------
     amendment (i) does not substantially alter the form or effect of such plan and (ii) does not cause a material increase in the liability or other obligations of ADL and its Subsidiaries taken as a whole, and (b) any other stock plan that may be sponsored and/or maintained by ADL or any of its Subsidiaries that does not materially increase the liability or other obligations of ADL and its Subsidiaries taken as a whole.

          "Sub-Agent" means Citibank International plc.
           ---------

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" means the Subsidiaries of ADL listed on
           ---------------------
     Schedule II hereto and each other Subsidiary of ADL that has executed and delivered or shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 5.01(k) or Section 5.01(m).

          "Subsidiary Guaranty" has the meaning specified in Section
           -------------------
     3.02(c)(ii).

          "Tangible Net Worth" means, with respect to ADL and its Subsidiaries
           ------------------
     as of any date of determination, the excess of Total Tangible Assets over Total Liabilities.

          "Termination Date" means the earlier of June 1, 2001 and the date of
           ----------------
     termination in whole of the Commitments pursuant to Section 2.03, 2.06(b)(iii) or 7.01. .

          "TIME" means c-quential, Inc., a Delaware corporation.
           ----

          "TIME Guaranty" has the meaning specified in Section 3.02(c)(ii).
           -------------

          "TIME IPO" means the sale by TIME of not less than 8% of the Equity
           --------
     Interests of TIME pursuant to an initial public offering.

          "Total Assets" means, with respect to ADL and its Subsidiaries as of
           ------------
     any date of determination, the total assets of ADL or any of its Subsidiaries determined on a Consolidated basis and in accordance with GAAP.

          "Total Liabilities" means, with respect to ADL and its Subsidiaries as
           -----------------
     of any date of determination, the total liabilities of ADL or any of its Subsidiaries in each case determined on a Consolidated basis and in accordance with GAAP.

          "Total Tangible Assets" means, with respect to ADL and its
           ---------------------
     Subsidiaries as of any date of determination, Total Assets, excluding,
                                                                 ---------
     however, from the determination of Total Assets (a) any goodwill (other
     -------
     than goodwill arising solely in connection with the Innovation Associates transaction), experimental or organizational expenses, research and development expenses, franchises, trademarks, service marks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all reserves carried and not deducted from assets, (c) securities which are not readily marketable (excluding Investments existing on the date hereof in ADL Ventures LP in an aggregate amount not to exceed $2,600,000), (d) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1997, and (e) any items not included in clauses (a) through
     (d) above which are treated as intangibles in conformity with GAAP, in each case determined on a Consolidated basis and in accordance with GAAP.

          "UCC" means the Uniform Commercial Code as in effect on the date
           ---
     hereof in the State of New York; provided that, if, by reason of mandatory
                                      --------
     provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code or other law as in effect in such other jurisdiction for purposes of the provisions of the Collateral Documents relating to such perfection or to the effect of perfection or non-perfection.

          "US Dollars", "US$" or "$" means lawful money of the United States of
           ----------    ---      -
     America.

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle
           --------------------
     E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").
                                                             ----


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The Advances.  Each Lender severally agrees, on the
                         ------------
terms and conditions hereinafter set forth, to make Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed and the Commitments shall be permanently reduced by the amount of any such repayment or prepayment. The Borrowers hereby acknowledge that the total amount of Advances available to be made under this Section 2.01 have been made as of the date hereof pursuant to the Existing Credit Agreement. All Advances made under the Existing Agreement shall be deemed to be Advances made under this Agreement as of the date hereof, with each Borrowing deemed, as of the date hereof, to be of the same Type of Advance and to have the same Interest Period as existed under the Existing Credit Agreement.

          SECTION 2.02.  Fees.  (a)  Agent's Fees.  ADL shall pay to the Agent
                         ----        ------------
for its own account such fees as may from time to time be agreed between the Borrowers and the Agent.

          (b)  Restructuring Fee.  ADL shall pay to the Agent for the account of
               -----------------
each Lender a restructuring fee equal to (i) 1% of such Lender's Commitment on the date hereof, payable upon execution of this Agreement by each of the parties hereto and (ii) 2% of such Lender's Commitment on the date hereof, payable on the Termination Date.

          SECTION 2.03.  Repayment of Advances.  The Borrower shall repay to the
                         ---------------------
Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

          ---------------------------------------------------------
          Date                                 Amount
          ----                                 ------
          ---------------------------------------------------------
          July 1, 2000                         $ 1,125,000
          ---------------------------------------------------------
          August 1, 2000                       $ 1,125,000
          ---------------------------------------------------------
          September 1, 2000                    $ 1,125,000
          ---------------------------------------------------------
          October 1, 2000                      $ 1,125,000
          ---------------------------------------------------------
          November 1, 2000                     $ 1,125,000
          ---------------------------------------------------------
          December 1, 2000                     $ 1,125,000
          ---------------------------------------------------------
          January 1, 2001                      $ 1,350,000
          ---------------------------------------------------------
          February 1, 2001                     $ 1,350,000
          ---------------------------------------------------------
          March 1, 2001                        $ 1,350,000
          ---------------------------------------------------------
          April 1, 2001                        $ 1,350,000
          ---------------------------------------------------------
          May 1, 2001                          $ 1,350,000
          ---------------------------------------------------------
          June 1, 2001                         $15,500,000
          ---------------------------------------------------------

provided, however, that the final principal installment shall be repaid on the
--------  -------
Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Advances outstanding on such date.

          SECTION 2.04.  Interest.  (a)  Scheduled Interest.  Each Borrower
                         --------        ------------------
shall pay interest on the unpaid principal amount of each Advance to it owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances.  During such periods as such Advance is a Base
              ------------------
     Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in
                                           ----
     effect from time to time, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurocurrency Rate Advances.  During such periods as such Advance
               --------------------------
     is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable
                                                    ----
     Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

          (b)  Default Interest.  Upon the occurrence and during the continuance
               ----------------
of a Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance to such Borrower owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

          (c)  Notice of Interest Period and Interest Rate.  Promptly after
               -------------------------------------------
receipt of a Notice of Conversion pursuant to Section 2.05 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

          (d)  Interest Rate Determination.  (i)  Each Reference Bank agrees to
               ---------------------------
furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (ii) In the event that the interest rate applicable to any Eurocurrency Rate Advance is to be determined in accordance with clause (b) of the definition of "Eurocurrency Rate", if fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for such Eurocurrency Rate Advances,

          (A) the Agent shall forthwith notify the Borrower requesting such Advances and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

          (B) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, be automatically Converted into a Base Rate Advance, and

          (C) the obligation of the Lenders to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

          (D) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits on the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period, or (ii) the Eurocurrency Rate for any Interest Period for any Advance will not adequately reflect the cost to such Required Lenders of funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (1) the Borrower will, on the last day of the then existing Interest Period therefor, Convert such Advances into Base Rate Advances and (2) the obligation of the Lenders to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist. Each Lender shall certify its cost of funds for each Interest Period to the Agent and the Borrowers as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

          SECTION 2.05.  Conversion of Advances.  (a)  Optional.  The Borrowers
                         ----------------------        --------
may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of
                            --------  -------
Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in integral multiples of $1,000,000, no Conversion of any Advances shall result in more than five Types of separate Borrowings and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion (a "Notice of
                                                                       ---------
Conversion") shall be in writing, in substantially the form of Exhibit G hereto,
----------
and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

          (b)  Mandatory.  (i)  If a Borrower shall fail to select the duration
               ---------
of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (ii) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (iii)  Upon the occurrence and during the continuance of any Default,
(A) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances and
(B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

          SECTION 2.06.  Prepayments.  (a)  Optional.  A Borrower may, (i) in
                         -----------        --------
the case of Eurocurrency Rate Advances upon at least two Business Days prior notice to the Agent and (ii) in the case of Base Rate Advances, upon notice not later than 11:00 A.M. on the applicable Business Day to the Agent, which notice in each case shall be irrevocable and state the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that in the event of any such prepayment of a Eurocurrency
--------  -------
Rate Advance (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and
(y) such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

          (b)  Mandatory.  (i)  The Borrower shall, on July 1, 2000, in respect
               ---------
of the period January 1, 2000 to June 30, 2000, and thereafter quarterly, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the Lender Share of 50% of the Excess Cash Flow for such period. Each such prepayment shall be applied ratably first to Base Rate Advances and second to Eurocurrency Rate Advances and to the installments thereof in inverse order of maturity.

          (ii) The Borrower shall, (x) on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from:

     (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(e)(i) or, unless such proceeds shall have been invested pursuant to Section 5.02(f)(vii),
     Section 5.02(e)(iii));

     (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i)(A), (i)(B), (i)(C), (i)(D), (i)(E), (i)(F), (iii)(A), (iii)(B) or (iii)(C) of
     Section 5.02(d));

     (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution) other than (x) the proceeds of any transaction permitted pursuant to Section 5.02(e)(iii) or Section 5.02(g)(iii) and (y) proceeds of the TIME IPO except to the extent such proceeds are received by or for the account of the Borrowers; and

(y) within seven Business Days of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from:

     (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above;

prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the Lender Share of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to Base Rate Advances and second to Eurocurrency Rate Advances and to the installments thereof in inverse order of maturity.

          (iii) In the event that the TIME IPO occurs on or prior to December 29, 2000, the Borrowers shall, notwithstanding any other provision of the Loan Documents, prepay the whole of the outstanding principal amount of the Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid, fees and expenses on or prior to December 29, 2000 and all Commitments shall thereupon terminate.

          (iv) Each prepayment made pursuant to this Section 2.06(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrowers shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.06(b) to the Borrowers and the Lenders.

          (c)    Prepayment of Senior Notes.  Neither ADL nor any of its
                 --------------------------
Subsidiaries shall make any prepayment of any amount due under the Note Purchase Agreement other than any regularly scheduled prepayment or any mandatory prepayment as set forth in the Note Purchase Agreement as of the date hereof; provided, however, that the Borrowers may make such payment if simultaneously
--------  -------
therewith, it prepays a proportionate amount of the outstanding Obligations hereunder, such that of the aggregate prepayments made, the Lender Share thereof is applied to the outstanding Obligations hereunder and the Senior Note Share thereof is applied to the Senior Notes.

          SECTION 2.07.  Increased Costs.  (a)  If after the date hereof, due to
                         ---------------
either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances (excluding for purposes of this Section 2.07 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section
2.10 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), in any case to or for the account of any

Borrower, then such Borrower shall from time to time, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, in any case to or for the account of any Borrower, then, upon written demand by such Lender (with a copy of such demand to the Agent), such Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to such Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.08.  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances, (a) each Eurocurrency Rate Advance will automatically, upon such demand, be Converted into a Base Rate Advance, and (b) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09.  Payments and Computations.  (a)  Each Borrower shall
                         -------------------------
make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Agent at the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.07, 2.10 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if
                                                    --------  -------
such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent a Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in US Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Alternate Currencies.

          SECTION 2.10.  Taxes.  (a)  Any and all payments by the Loan Parties
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes
                 ---------
imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Loan Parties shall be required by
                            -----
law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Loan Parties shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other
                                                                          -----
Taxes").
-----

          (c) The Loan Parties shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.10) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Loan Parties shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Loan Parties through an account or branch outside the United States or by or on behalf of the Loan Parties by a payor that is not a United States person, if the Loan Parties determine that no Taxes are payable in respect thereof, the Loan Parties shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have
                           -------------       --------------------
the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by a Loan Party (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and such Loan Party with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of
                                   --------  -------
the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Loan Parties and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Loan Parties with the appropriate form described in Section 2.10(e) (other than if such failure is due to a change in law occurring subsequent to
 ----- ----
the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.10(a) or
(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because
         --------  -------
of its failure to deliver a form required hereunder, the Loan Parties shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.11.  Sharing of Payments, Etc.  If any Lender shall obtain
                         ------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.07, 2.10 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          SECTION 2.12.  Use of Proceeds.  The proceeds of the Advances shall be
                         ---------------
available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of ADL and its Subsidiaries.


                                  ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

          SECTION 3.01.  Conditions Precedent to Lending.  The obligation of the
                         -------------------------------
Lenders to make Advances was subject to the satisfaction of the conditions precedent specified in the Existing Credit Agreement.

          SECTION 3.02.  Conditions Precedent to Effectiveness.  This Agreement
                         -------------------------------------
shall become effective on and as of the first date (the "Effective Date") on
                                                         --------------
which the following conditions precedent have been satisfied:

          (a) There shall have occurred no Material Adverse Change since December 31, 1999.

          (b) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of ADL, dated the Effective Date, stating that:

               (i) the representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and
               (ii) no event has occurred and is continuing that constitutes a Default.

          (c) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) A security agreement in substantially the form of Exhibit C hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(l), in each case as amended, the "Security Agreement") and stock pledge
                                ------------------
          agreements, substantially in the form of Exhibits D-1 to D-5 hereto (as amended, the "Pledge Agreements"), in each case duly executed by
                            -----------------
          each Loan Party, together with:

                    (A) certificates representing the Stock Collateral referred to therein accompanied by undated stock powers executed in blank,

                    (B) acknowledgment copies of proper financing statements,
               under the UCC, to be filed pursuant to the Security Agreement in all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                      (C) completed requests for information, dated on or before the Effective Date, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements, and

                      (D) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents has been taken.

               (ii) A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(k) or Section 5.01(m), in each case as amended, the "Subsidiary Guaranty"), duly executed by each Subsidiary
                        -------------------
          Guarantor and a guaranty in substantially the form of Exhibit F hereto (as amended, the "TIME Guaranty"), duly executed by TIME.
                            -------------

               (iii) The Collateral Agency and Intercreditor Agreement duly executed by each party thereto.

               (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Loan Documents to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (v) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder.

               (vi) A copy of the organizational documents of each Loan Party and each amendment thereto certified (as of a date reasonably near the Effective Date) by an authorized official of the jurisdiction of organization of such Loan Party as being a true and correct copy thereof.

               (vii) Evidence from an authorized official of the jurisdiction of organization of each Loan Party certifying that such Loan Party is duly incorporated and in good corporate standing under the laws of such jurisdiction on or about the Effective Date.

               (viii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have requested, including, without limitation, (A) information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, and (B) copies, certified by a responsible officer of ADL, of interim financial statements for EPYX dated the end of the most recent fiscal quarter for which financial statements are available.

               (ix) Drafts of the Consolidated balance sheet of ADL and its Subsidiaries as at December 31, 1999, and the related Consolidated statements of income and cash flows of ADL and its Subsidiaries for the fiscal year then ended.

               (x) A favorable opinion of Hale and Dorr, counsel for the Loan Parties, substantially in the form of Exhibit H hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (xi) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          (d) This Agreement and each of the other Loan Documents shall have been executed in form and substance satisfactory to the Agent.

          (e) The Note Purchase Agreement shall have been executed in form and substance satisfactory to the Agent, and ADL shall have delivered to the Agent an executed copy thereof, certified by an authorized officer of ADL.

          (f) The Borrowers shall have paid all accrued and unpaid interest owing under the Existing Credit Agreement up to the Effective Date.

          (g) The Borrowers shall have paid all accrued fees and expenses of the Agent and the Lenders including, without limitation, allocated costs of in-house counsel to any Lenders.

          SECTION 3.03.  Determinations Under Section 3.02.  For purposes of
                         ---------------------------------
determining compliance with the conditions specified in Section 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that ADL, by notice to the Lenders, designates as the proposed Effective Date or, in the case of the initial Borrowing hereunder or the initial Borrowing by any additional Eligible Subsidiary that becomes a Borrower after the date hereof, the proposed date of such initial Borrowing, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrowers.  Each
                         -----------------------------------------------
Borrower represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter or by-laws or
     (ii) law or any contractual restriction binding on or affecting such Loan Party.

          (c) Set forth on Schedule 4.01(c) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Loan Party of the Loan Documents to which it is or is to be a party.

          (e) Each of the Loan Documents has been duly executed and delivered by each Loan Party party thereto. Each of the Loan Documents is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

          (f) The Consolidated balance sheet of ADL and its Subsidiaries as at December 31, 1999, and the related Consolidated statements of income and cash flows of ADL and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, drafts of which have been furnished to each Lender, fairly present the Consolidated financial condition of ADL and its Subsidiaries as at such dates and the Consolidated results of the operations of ADL and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1999, there has been no Material Adverse Change.

          (g) There is no pending or threatened action, suit, investigation, litigation or proceeding including, without limitation, any Environmental Action, affecting ADL or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (h) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

          (i) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of such Borrower only or of such Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 7.01(d) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

          (j) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

          (k) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

          (l) Neither such Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (m) Neither such Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (n) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.01, such Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (o) Except as set forth in Schedule 4.01(o) hereto, the operations and properties of such Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits known to such Borrower or any of its Subsidiaries or of which such Borrower or any of its Subsidiaries should have known, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against such Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

          (p) None of the properties currently or, to the extent such Borrower or any of its Subsidiaries knows or should have known, formerly owned or operated by such Borrower or any of its Subsidiaries (other than with respect to sites currently or formerly evaluated and supervised for third parties) is listed or, to the best knowledge of such Borrower, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or
                                                                      ---
     on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous foreign, state or local list or, to the extent
       -------
     such Borrower or any of its Subsidiaries knows or should have known, is adjacent to any such property; and except as set forth in Schedule 4.01 hereto, (i) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by such Borrower or any of its Subsidiaries or, on any property formerly owned or operated by such Borrower or any of its Subsidiaries (other than with respect to sites currently or formerly evaluated and supervised for third parties),
     (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by such Borrower or any of its Subsidiaries, and (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or to the extent such Borrower or any of its Subsidiaries knows or should have known formerly owned or operated by such Borrower or any of its Subsidiaries or, any adjoining property, except for any of the foregoing that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (q) Neither such Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law (other than with respect to sites currently or formerly evaluated and supervised for third parties), except for any of the foregoing that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and to the extent that such Borrower or any of its Subsidiaries knows or should have known, all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by such Borrower or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to such Borrower or any of its Subsidiaries.

          (r) Such Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties except for (i) any such taxes which taken individually or in the aggregate are immaterial or
     (ii) any such tax that (x) is being contested in good faith and by proper proceedings, (y) as to which appropriate reserves are being maintained, and
     (z) with respect which no Lien has attached to any portion of the property of such Borrower or any of its Subsidiaries and become enforceable against its other creditors.

          (s) Neither such Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by such Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (t) Each of such Borrower and each of its Subsidiaries owns all trademarks, permits, service marks, trade names, copyrights, license, franchises and formulas, or rights with respect to the foregoing necessary for the conduct of their respective business, presently conducted without any known conflict with the rights of others. Each such trademark, permit, service mark, trade name, copyright, license, franchise and formula is valid and in full force and effect; no event has occurred that could be reasonably likely to (i) result in the revocation, termination or adverse modification of any such franchise or (ii) materially and adversely affect any rights of such Borrower or the rights of such Borrower and its Subsidiaries taken as a whole; and such Borrower has no knowledge that such trademark, permit, service mark, trade name, copyright, license, franchise or formula will not be renewed in the ordinary course.

          (u) Such Borrower and its Subsidiaries own all of the assets reflected in the Consolidated balance sheet of such Borrower as at the date of such balance sheet or acquired since that date (except property and assets sold or otherwise disposed of in accordance with the provisions of the Agreement since that date).

          (v) The ESOP (i) has been duly formed, (ii) is validly existing under the laws of the Commonwealth of Massachusetts, (iii) is qualified under
     Section 401(a) and 501(a) of the Internal Revenue Code and (iv) constitutes an "employee stock ownership plan" under ERISA and Section 4975(e)(7) of the Internal Revenue Code.

          (w) Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) such Borrower's computer systems and
     (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in sufficient time so as to prevent the occurrence of an Event of Default or a Material Adverse Effect. The cost to such Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to such Borrower (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of such Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit such Borrower to conduct its business without Material Adverse Effect.

          (x) As of the Effective Date, $7,000,000 is held in the name of ADL at BankBoston representing the balance of the proceeds of the EPYX Transaction with Amerada Hess Corporation pursuant to an Investment Agreement dated as of March 30, 2000 (the "Hess Proceeds")
                                                -------------

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall
                         ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will:

          (a)  Compliance with Laws, Etc.  Comply, and cause each of its
               -------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in
     Section 5.01(j) hereof.

          (b)  Payment of Taxes, Etc.  Pay and discharge, and cause each of its
               ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property (other than such taxes, assessments, governmental charges or levies which taken individually or in the aggregate are immaterial) and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Borrower nor
                               --------  -------
     any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

          (d)  Preservation of Corporate Existence, Etc.  Preserve and maintain,
               ----------------------------------------
     and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided,
                                                               --------
     however, that such Borrower and its Subsidiaries may consummate any merger
     -------
     or consolidation permitted under Section 5.02(b) and provided further that
                                                          -------- -------
     neither such Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lenders.

          (e)  Visitation Rights.  At any time during normal business hours and
               -----------------
     from time to time, with reasonable prior notice, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants. If any representative or agent of the Agent or any Lender (other than counsel to the Agent or such Lender) shall not be an employee of the Agent or such Lender or any Affiliate of the Agent or such Lender, such representative or agent shall be reputable and of recognized standing and shall agree in writing to treat any Confidential Information obtained during such inspection in accordance with the provisions of Section 9.08 hereof.

          (f)  Keeping of Books.  Keep, and cause each of its Subsidiaries to
               ----------------
     keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g)  Maintenance of Properties, Etc.  Maintain and preserve, and cause
               ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h)  Transactions with Affiliates.  Conduct, and cause each of its
               ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (i)  Reporting Requirements.  Furnish to the Lenders:
               ----------------------

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of ADL and to the extent such financial information (including, without limitation, the certificate of the Financial Officer described herein) described in this subsection (i) has not been previously delivered, the Consolidated balance sheet of ADL and its Subsidiaries and a balance sheet of each of EPYX and TIME as of the end of such quarter and Consolidated statements of income and cash flows of ADL and its Subsidiaries and statements of income and cash flows of each of EPYX and TIME for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a Financial Officer of ADL as having been prepared in accordance with GAAP and certificates of a Financial Officer of ADL as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that, in the event
                                                    --------
          of any change in GAAP used in the preparation of such financial statements, ADL shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of ADL, or, in the case of the fiscal year ending December 31, 1999, within 15 days of the Effective Date, a copy of the annual audit report for such year for ADL and its Subsidiaries, containing the Consolidated balance sheet of ADL and its Subsidiaries and a balance sheet of each of EPYX and TIME as of the end of such fiscal year and Consolidated statements of income and cash flows of ADL and its Subsidiaries and statements of income and cash flows of each of EPYX and TIME for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders, provided that, in the
                                                       --------
          event of any change in GAAP used in the preparation of such financial statements, ADL shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (iii) as soon as available and in any event no later than 30 days after the end of each month (other than the month of January if no such report is prepared), the Financial Report (Blue Book) prepared by the management of ADL, which will contain, without limitation, (x) Consolidated income statements for ADL and its Subsidiaries on a monthly, quarterly and year to date basis reflecting actual, planned and prior year amounts, (y) Consolidated balance sheets for ADL and its Subsidiaries for the end of the previous fiscal year then ended and as of the date of the report and (z) Consolidated statement of cash flow for ADL and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

               (iv) as soon as available and in any event not later than November 30, 2000, a copy of the draft plan and forecast (including a projected balance sheet, income statement and statement of cash flows) of ADL and its Subsidiaries for the fiscal year of ADL commencing January 1, 2001 and, as soon as available and in any event not later than December 31, 2000, a copy of such plan and forecast as approved by the board of directors of ADL.

               (v) promptly after receipt thereof, such information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of TIME or EPYX, including, without limitation:

                    (A) any plan and forecast (including any projected balance sheet, statement of income and statement of cash flow) for TIME and EPYX for any period for which such information is available, and

                    (B) any agreement, letter of intent, prospectus, purchase
               and sale agreement, underwriting agreement, registration statement or other document or agreement in respect of any Person's commitment to enter into any EPYX Transaction.

               (vi) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of ADL setting forth details of such Default, and the action that ADL has taken and proposes to take with respect thereto;

               (vii) promptly after the sending or filing thereof, copies of all reports that ADL sends to any of its security holders (other than reports that relate solely to the amount of security holder's individual holdings and certain incidental matters related thereto), and copies of all reports and registration statements that such Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (viii) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting such Borrower or any of its Subsidiaries of the type described in Section 4.01(g) when the claim against such Borrower or any of its Subsidiaries as a result of such action or proceeding could reasonably be expected to exceed $1,000,000;

               (ix) promptly and in any event within 10 days after such Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of a Financial Officer of such Borrower describing such ERISA Event and the action, if any, that such Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

               (x) promptly and in any event within two Business Days after receipt thereof by such Borrower or any ERISA Affiliate, copies of each notice from the

          PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (xi) promptly and in any event within 30 days after the receipt thereof by such Borrower or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000;

               (xii) promptly and in any event within five Business Days after receipt thereof by such Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan,
          (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B);

               (xiii) promptly and in any event within 5 Business Days of receipt thereof, a copy of the management letter of Deloitte and Touche LLP or other independent accountants of recognized national standing acceptable to the Required Lenders in respect of the financial statements required to be delivered pursuant to Section 5.01(i)(ii); and

               (xiv) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of such Borrower or any of its Subsidiaries or relating to the ability of such Borrower to perform its obligations hereunder as from time to time may be reasonably requested by the Agent.

          (j)    Compliance with Environmental Laws.  Comply, and as soon as it
                 ----------------------------------
     becomes aware, or should have been aware of a compliance issue, cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither such Borrower nor any of its Subsidiaries
     --------  -------
     shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances or if failure to take such action could not be reasonably expected to have a Material Adverse Effect.

          (k) Covenant to Guarantee Obligations and Give Security.  Upon (x) the
              ---------------------------------------------------
     request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) any Subsidiary becoming a Material Subsidiary or (z) the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party, then the Borrowers shall, in each case at the Borrowers' expense:

               (i) in connection with the formation or acquisition of a Subsidiary that is a Material Subsidiary or upon any Subsidiary becoming a Material Subsidiary, within 10 days after such creation, formation or acquisition, cause each such Material Subsidiary, and cause each direct and indirect parent of such Material Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 10 days after such request, creation, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii) within 15 days after such request, creation, formation or acquisition, duly execute and deliver, and cause each such Subsidiary that is a Domestic Subsidiary or a Material Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent pledges, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all accounts receivable of such Subsidiary,

               (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary that is a Domestic Subsidiary or a Material Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, security agreement supplements and security agreements delivered pursuant to this Section 5.01(k), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, creation, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause
          (iv) above, as to such filings, notices and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request, and

               (vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, security agreement supplements and security agreements.

          (l)  Further Assurances.  (i)  Promptly upon request by any Agent, or
               ------------------
     any Lender Party through any Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by any Agent, or any Lender Party through any Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through any Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (m)  Covenant to Grant Further Security.  In the event that the TIME
               ----------------------------------
     IPO does not occur on or prior to December 31, 2000, the Borrowers shall:

               (i) not later than January 10, 2001 duly execute and deliver, and cause each Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent pledges, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party and such Subsidiary under the Loan Documents and constituting Liens on all accounts receivable of the Borrowers and each of their Subsidiaries,

               (ii) not later than January 10, 2001, take, and cause each Subsidiary to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, security agreement supplements and security agreements delivered pursuant to this Section 5.01(m), enforceable against all third parties in accordance with their terms,

               (iii) not later than January 20, 2001, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i) and (ii) above, as to such pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, and as to such other matters as the Collateral Agent may reasonably request.

          (n)  Quarterly Meetings.  Within ten Business Days of the delivery of
               ------------------
     the financial statements provided pursuant to Section 5.01(i)(i) for each quarterly period beginning with the fiscal period ending March 31, 2000, ADL will cause its chief financial officer and its executive vice president of finance and development and, following delivery of such financial statements for the fiscal period ending December 31, 2000, its chief executive officer, to meet, at ADL's expense, either in person at ADL's executive office or via telephone conference call, with the Agent and the Lenders to discuss the financial condition, results of operations, prospects and other matters relating to the business plan of the Borrowers and their Subsidiaries.

          (o)  Repayment of Senior Notes.  Subject to Section 2.06(c), ADL shall
               -------------------------
     repay the Senior Notes in accordance with the following payment schedule:

            ---------------------------------------
              Date                    Payment
              ----                    -------
            ---------------------------------------
              July 1, 2000            $ 1,375,000
            ---------------------------------------
              August 1, 2000          $ 1,375,000
            ---------------------------------------
              September 1, 2000       $ 1,375,000
            ---------------------------------------
              October 1, 2000         $ 1,375,000
            ---------------------------------------
              November 1, 2000        $ 1,375,000
            ---------------------------------------
              December 1, 2000        $ 1,375,000
            ---------------------------------------
            ---------------------------------------

            ---------------------------------------
              Date                    Payment
              ----                    -------
            ---------------------------------------
              January 1, 2001         $ 1,650,000
            ---------------------------------------
              February 1, 2001        $ 1,650,000
            ---------------------------------------
              March 1, 2001           $ 1,650,000
            ---------------------------------------
              April 1, 2001           $ 1,650,000
            ---------------------------------------
              May 1, 2001             $ 1,650,000
            ---------------------------------------
              June 1, 2001            $18,500,000
            ---------------------------------------

          (p)  Within 10 Business Days of the Effective Date, ADL will either
     (i) pay the Hess Proceeds into the EPYX Escrow Account or, in ADL's discretion, (ii) invest the Hess Proceeds in accordance with Section 5.02(f)(vii).

          SECTION 5.02.  Negative Covenants.  So long as any Advance shall
                         ------------------
remain unpaid or any Lender shall have any Commitment hereunder, each Borrower agrees that it will not:

          (a)  Liens, Etc.  Create or suffer to exist, or permit any of its
               ----------
     Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i)    Permitted Liens,

               (ii) purchase money Liens upon or in any real property or equipment acquired or held by such Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such real property or equipment, or Liens existing on such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any
          --------  -------
          properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the
                                               -------- -------
          aggregate principal amount of the Debt secured by the Liens referred to in this clause (ii) shall not exceed $2,500,000 at any time outstanding,

               (iii)  the Liens existing on the date hereof and described on
          Schedule 5.02(a) hereto,

               (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with such Borrower or any Subsidiary of such Borrower or becomes a Subsidiary of such Borrower after the date hereof; provided that (x) such Liens were not created
                                 --------
          in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary and (y) no Default shall have occurred and be continuing at the time of the proposed transaction or would result therefrom,

               (v) Liens created pursuant to the Collateral Documents in favor of the Collateral Agent,

               (vi) Liens in respect of collateralized letters of credit permitted pursuant to Section 5.02(d)(i)(C) at any one time outstanding not to exceed $10,000,000 less the amount of any letters of credit collateralized pursuant to Section 5.02(a)(ix),

               (vii) Liens in respect of Capitalized Leases permitted pursuant to Section 5.02(d)(i)(E) hereof; provided that no such Lien shall
                                           --------
          extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases,

               (viii) in the case of TIME and its Subsidiaries following the TIME IPO, Liens securing Debt permitted pursuant to Section 5.02(d)(iii)(C),

               (ix) Liens in favor of Citibank or any of its Affiliates securing Existing Debt owing to Citibank or any of its Affiliates; provided that the Existing Debt secured by such Liens shall not at any
          --------
          time, in the aggregate, exceed the lesser of such Existing Debt owing to Citibank or its Affiliates at such time and $5,000,000, and

               (x) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (b)  Mergers, Etc.  Merge or consolidate with or into, or convey,
               ------------
     transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except:

               (i) for transactions permitted under Section 5.02(e)(iii) hereof,

               (ii) any wholly-owned Subsidiary of any Borrower may merge or consolidate with or into any other wholly-owned Subsidiary of such Borrower or any wholly-owned Subsidiary of any other Borrower, and

               (iii) any wholly-owned Subsidiary of such Borrower may merge into such Borrower,

     provided, however, that (x) in each such case, no Default shall have
     --------  -------
     occurred and be continuing at the time of such proposed transaction or would result therefrom, (y) in the case of any such merger in which such Borrower is a party (A) such Borrower is the surviving corporation (except in the case of any such merger in which ADL is a party, in which case ADL shall be the surviving corporation) and (B) such Borrower shall be in the same line of business as conducted by it immediately prior to such merger and (z) in the case of any such merger or consolidation of any Domestic Subsidiary with any Foreign Subsidiary, the surviving entity shall be a Domestic Subsidiary.

          (c)  Accounting Changes.  Make or permit, or permit any of its
               ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (d)  Debt.  Create, incur, assume or suffer to exist, or permit any of
               ----
     its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)     in the case of such Borrower and any of its Subsidiaries,

                       (A) Debt secured by Liens permitted by Section 5.02(a)(ii) hereof not to exceed in the aggregate $2,500,000 at any time outstanding,

                       (B)  Debt existing on the date hereof and described on
               Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt
                                             -------------
               extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt, provided that the principal amount
                                              --------
               of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                       (C) Debt to banks outside of the United States of America, including letters of credit in the ordinary course of business of such Borrower and its Subsidiaries, in a maximum aggregate available amount for the Borrowers and their Subsidiaries, taken together, at any one time outstanding not to exceed (x) $20,000,000 less (y) an amount equal to the maximum
                                      ----
               aggregate available amount of all letters of credit issued by the Agent or otherwise outstanding under clause (i)(B),

                       (D) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                       (E) Capitalized Leases not to exceed in the aggregate $2,500,000 for the Borrowers and their Subsidiaries, taken together, at any time outstanding,

                       (F) Debt in respect of currency swap agreements designed to hedge against fluctuations in foreign exchange rates incurred in the ordinary course of business of such Borrower and its Subsidiaries and consistent with prudent business practice,

                       (G)  Debt  arising under this Agreement, and

                       (H) Debt of such Borrower of the type described in clause (h) of the definition of "Debt" guaranteeing the Obligations of any of its Subsidiaries of the type described in clause (i)(C) above;

               (ii) in the case of ADL, the Senior Notes in an aggregate principal amount at any time outstanding not to exceed $35,000,000, provided, however, that the proceeds of such Senior Notes be used
          --------  -------
          solely for the purpose of effecting the MDT Buyback in compliance with applicable law; and

               (iii) in addition to any Debt permitted pursuant to Section 5.02(d)(i) and (ii),

                       (A) in the case of Arthur D. Little International, Inc., unsecured Debt of the type described in clause (h) of the definition of "Debt" guaranteeing the obligations of ADL in respect of the Senior Notes,

                       (B) in the case of any Subsidiary of such Borrower, Debt owed to such Borrower or to a wholly-owned Subsidiary of such Borrower other than Debt owed by a Foreign Subsidiary, and

                       (C) in the case of TIME and its Subsidiaries following the TIME IPO, Debt, the proceeds of which are used for the working capital, acquisitions and other general corporate purposes of TIME and its Subsidiaries and which does not at any time exceed the lesser of (x) the Net Cash Proceeds received by TIME pursuant to the TIME IPO and (y) $50,000,000;

     provided that the aggregate amount of all Debt outstanding (excluding any
     --------
     Debt arising under Section 5.02(d)(i)(D), 5.02(d)(iii)(A) or
     5.02(d)(iii)(C) for the Borrowers and all of their Subsidiaries shall not exceed at any time $95,000,000.

          (e)  Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose
               ---------------------
     of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

               (i)    sales of inventory in the ordinary course of its business,

               (ii) in a transaction authorized by subsection (b) of this Section,

               (iii) the sale of Equity Interests in EPYX pursuant to any EPYX Transaction; provided that the proceeds of all such sales are
                       --------
          deposited into the EPYX Escrow Account pending investment of such funds pursuant to Section 5.02(f)(vii) subject, however, in the case of the Hess Proceeds to the provisions of Section 5.01(p).

               (iv)   the sale of Equity Interests in TIME pursuant to the TIME
          IPO,

               (v) other sales of assets by such Borrower or any of its Subsidiaries, provided that the aggregate book value of all assets
                        --------
          sold by the Borrowers and their respective Subsidiaries on or after June 22, 1998 shall not exceed $15,000,000, and provided further that,
                                                          -------- -------
          in the case of the sale of any asset in a single transaction or a series of related transactions in an aggregate amount exceeding $1,000,000, the fair value of such asset shall have been determined in good faith by the Board of Directors of such Borrower,

               (vi)   disposal of obsolete or worn-out equipment, and

               (vii) (A) any Loan Party or Domestic Subsidiary may sell, lease transfer or otherwise dispose of any of its property or assets to any other Loan Party or Domestic Subsidiary and (B) any Foreign Subsidiary (other than a Subsidiary Guarantor) may sell, lease, transfer or otherwise dispose of any of its property or assets to any Loan Party or any Subsidiary of any Loan Party, provided that any such sale, lease, transfer or disposal to any Subsidiary that is not a Loan Party shall be for fair market value.

          (f)  Investments in Other Persons.  Make or hold, or permit any of its
               ----------------------------
     Subsidiaries to make or hold, any Investment in any Person for cash and/or that would require such Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Debt other than:

               (i) such Investments in any fiscal year that in the aggregate do not exceed 5% of Consolidated Total Assets for such fiscal year,

               (ii) Investments by such Borrower and its Subsidiaries in any of their wholly-owned Subsidiaries,

               (iii) loans and advances to employees in the ordinary course of business of such Borrower and its Subsidiaries as presently conducted in an aggregate principal amount for the Borrowers and their Subsidiaries, taken together, not to exceed $5,000,000 at any time outstanding,

               (iv)    Investments existing on the date hereof and described in
          Schedule 5.02(f) hereto,

               (v)     Investments in Marketable Securities,

               (vi) Investments consisting of intercompany Debt permitted under Section 5.02(d)(iii)(B) hereof,

               (vii) so long as no default shall have occurred and be continuing, Investment of the Net Cash Proceeds of any sale pursuant to Section 5.02(e)(iii) in the working capital of EPYX, and

               (viii) non-cash loans to employees of any Loan Party or any Subsidiary of any Loan Party for the purchase, in whole or in part, of shares of capital stock of the Borrowers issued and sold to such employees pursuant to any Stock Plan and in accordance with Section 5.02(g)(v).

          (g)  Restricted Payments.  Declare or pay any dividends, purchase,
               -------------------
     redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrowers or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i), (ii), (iii), (iv) or (v) below or would result therefrom:

               (i) ADL may (A) declare and pay dividends and distributions payable only in common stock of ADL, (B) repurchase common stock held by employees or former employees of ADL and its Subsidiaries in accordance with the terms of any Stock Plan and (C) pay regularly scheduled cash dividends on its "Series A Participating Non-Voting Preferred Stock, $1 par value" (as in effect on the date hereof),

               (ii) any Subsidiary of the Borrowers may (A) declare and pay cash dividends to the Borrowers, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under
          Section 5.02(f)(ii),

               (iii) EPYX may issue and sell shares of its capital stock pursuant to any EPYX Transaction,

               (iv) TIME may issue and sell shares of its capital stock pursuant to the TIME IPO, and

               (v) the Borrowers may issue and sell shares of their capital stock pursuant to any Stock Plan.

          (h)  Conduct of Business.  Make, or permit any of its Subsidiaries to
               -------------------
     make, (x) any material change in the nature of the business of such Borrower and its Subsidiaries taken as a whole as carried on at the date hereof or (y) any change in the nature of the business of such Borrower and its Subsidiaries taken as a whole that would result in such Borrower and its Subsidiaries not being principally engaged in the consulting business.

          (i)  Prepayment of Debt.  Make, or permit any of its Subsidiaries to
               ------------------
     make, any payments of any amount due under the Note Purchase Agreement other than regularly scheduled payments and mandatory prepayments as required by the terms of the Note Purchase Agreement as in effect on the Effective Date; provided, however, that the Borrowers or any of their
                     --------  -------
     Subsidiaries may make such prepayment if, simultaneously therewith, a proportionate amount of the Indebtedness hereunder is prepaid such that, of the aggregate prepayments made, an amount equal to the Lender Share thereof is made to the Agent hereunder and an amount equal to the Senior Note Share thereof is made to the Noteholders.

          SECTION 5.03.  Financial Covenants.  So long as any Advance shall
                         -------------------
remain unpaid or any Lender shall have any Commitment hereunder, ADL will:

          (a)  Tangible Net Worth. Maintain at all times a Consolidated Tangible
               ------------------
     Net Worth greater than or equal to the sum of (a) 80% of the Consolidated Tangible Net Worth as of the fiscal year ended December 31, 1999 plus (b)
                                                                      ----
     an amount equal to 75% of Consolidated Net Income of ADL and its Subsidiaries for each fiscal quarter following December 31, 1999 through the date of such calculation (but in each case, only if a positive number) plus (c) an amount equal to 100% of the Net Cash Proceeds received by ADL
     ----
     after the date hereof from the sale of new issues of capital stock or any warrants, rights or options to acquire capital stock to any Person (other than to an Affiliate of ADL or any of its Subsidiaries); provided that
                                                              --------
     notwithstanding any other provision of this Agreement to the contrary, ADL shall not be in default of this Section 5.03(a) as of the end of any fiscal quarter if it could have been in compliance with this Section 5.03(a) at such time but for the application, in accordance with GAAP, of non-cash expenses accrued in respect of the sale of stock at a discount pursuant to one or more Stock Plans during such fiscal quarter.

          (b)  Debt to EBITDA Ratio.  ADL will not permit the ratio of:
               --------------------

               (i) Consolidated Debt of ADL and its Subsidiaries at any time during the period commencing on the Effective Date and ending on June 30, 2000 to 400% of Consolidated EBITDA of ADL and its Subsidiaries for the fiscal quarter ending on March 31, 2000 to exceed 2.59:1.00;

               (ii) Consolidated Debt of ADL and its Subsidiaries at any time during the period commencing on July 1, 2000 and ending on September 30, 2000 to 200% of Consolidated EBITDA of ADL and its Subsidiaries for the two consecutive fiscal quarters ending on June 30, 2000 to exceed 2.43:1.00;

               (iii) Consolidated Debt of ADL and its Subsidiaries at any time during the period commencing on October 1, 2000 and ending on December 31,2000 to 133% of Consolidated EBITDA of ADL and its Subsidiaries for the three consecutive fiscal quarters ending on September 30, 2000 to exceed 2.10:1.00;

               (iv) Consolidated Debt of ADL and its Subsidiaries at any time during the period commencing January 1, 2001 and ending March 31, 2001 to Consolidated EBITDA of ADL and its Subsidiaries for the four consecutive fiscal quarters ending on December 31, 2000 to exceed 1.60:1.00;

               (v) Consolidated Debt of ADL and its Subsidiaries at any time during the period commencing on April 1, 2001 and ending on May 31, 2001 to Consolidated EBITDA of ADL and its Subsidiaries for the four consecutive fiscal quarters ending on March 31, 2001 to exceed 1.60:1.00.

          (c)  Fixed Charge Coverage Ratio.  Maintain, at the end of each period
               ---------------------------
     set forth below, a Consolidated Fixed Charge Coverage Ratio of not less than the amount set forth below for such period:

         ====================================================
                    Period                    Ratio
                    ------                    -----
         ----------------------------------------------------
          fiscal quarter ending              0.9:1.0
          March 31, 2000
         ----------------------------------------------------
          two fiscal quarters ending         0.9:1.0
          June 30, 2000
         ----------------------------------------------------
          three fiscal quarters ending       1.0:1.0
          September 30, 2000
         ----------------------------------------------------
          four fiscal quarters ending        1.0:1.0
          December 31, 2000
         ----------------------------------------------------
          four fiscal quarters ending        1.0:1.0
         ====================================================

         ----------------------------------------------------
          March 31, 2001
         ====================================================


                                  ARTICLE VI

                                 ADL GUARANTY

          SECTION 6.01.  ADL Guaranty.  ADL hereby unconditionally guaranties
                         ------------
(the undertaking by ADL under this Article VI being the "ADL Guaranty") the
                                                         ------------
punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under this Agreement and the Notes, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating a proceeding referred to in Section 7.01(e), whether or not such interest constitutes an allowed claim for purposes of such proceeding), fees, expenses or otherwise (such Obligations being the "Guarantied Obligations"), and agrees to
                                       ----------------------
pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or the Lenders in enforcing any rights under this ADL Guaranty. Without limiting the generality of the foregoing, ADL's liability shall extend to all amounts that constitute part of the Guarantied Obligations and would be owed by any other Loan Party to the Agent or the Lenders under this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          SECTION 6.02.  Guaranty Absolute.   ADL guaranties that the Guarantied
                         -----------------
Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lender with respect thereto. The Obligations of ADL under this ADL Guaranty are independent of the Guarantied Obligations, and a separate action or actions may be brought and prosecuted against ADL to enforce this ADL Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of ADL under this ADL Guaranty shall be absolute and unconditional irrespective of, and ADL hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

          (a) any lack of validity or enforceability of this Agreement or any Note, or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any Note (including, without limitation, any increase in the Guarantied Obligations resulting from the extension of additional credit to the Borrowers or any of their Subsidiaries or otherwise);

          (c) any taking, release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Guarantied Obligations;

          (d) any manner of sale or other disposition of any property and assets of any other Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries; or

          (f) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Agent or any Lender) that might otherwise constitute a defense (other than the defense of payment) available to, or a discharge of, any other Loan Party, ADL or any other guarantor or surety.

This ADL Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantied Obligations is rescinded or must otherwise be returned by any Agent or any Lender upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made.

          SECTION 6.03.  Waivers.  (a)  ADL hereby irrevocably and
                         -------
unconditionally waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guarantied Obligations and this ADL Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person.

          (b) ADL hereby irrevocably and unconditionally waives any duty on the part of the Agent or any Lender to disclose to ADL any matter, fact or thing relating to the business, operation or condition of any other Loan Party or any to its Subsidiaries or its property and assets now or hereafter known by the Agent or such Lender.

          (c) ADL hereby irrevocably waives any claim or other right that it may now or hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of ADL's Obligations under this ADL Guaranty, this Agreement or the Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against such other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to ADL in violation of the immediately preceding sentence at any time prior to the cash payment in full of the Guarantied Obligations and all other amounts payable under this ADL Guaranty, such amount shall be held in trust for the benefit of the Agent and the Lenders and (A) if a Default shall have occurred and be continuing, shall forthwith be paid to the Agent to be credited and applied to the Guarantied Obligations and all other amounts payable under this ADL Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guarantied Obligations or other amounts payable under this ADL Guaranty thereafter arising and (B) if no Default shall have occurred and be continuing, shall be remitted promptly to the applicable payor. ADL acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waiver set forth in this Section 6.03(c) is knowingly made in contemplation of such benefits.

          (d) ADL hereby waives any right to revoke this ADL Guaranty, and acknowledges that this ADL Guaranty is continuing in nature and applies to all Guarantied Obligations, whether now or hereafter existing.

          SECTION 6.04.  Continuing Guaranty; Assignments.  This ADL Guaranty
                         --------------------------------
shall (a) remain in full force and effect until the cash payment in full of the Guarantied Obligations and all other amounts payable under this ADL Guaranty,
(b) be binding upon ADL, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Lenders, the Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may, in accordance with Section 9.07, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to another Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender under this
Article VI or otherwise, in each case as provided in Section 9.07.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or any Loan Party shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under the Loan Documents within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by any Loan Party herein or in a Loan Document, or by any Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) (i) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (f), (h), (i),
     (k), (m), (n) or (o), 5.02 or 5.03 on its part to be performed or observed or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed, if such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to such Borrower by the Agent or any Lender; or

          (d) Any Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $2,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) Any Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against any Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall
                       --------  -------
     not be an Event of Default under this Section 7.01(f) if and for so long as
     (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A-" by A.M. Best Company, or, a foreign insurer of equivalent stature, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (g) Any non-monetary judgment or order shall be rendered against any Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) More than 5% of the issued and outstanding capital stock of ADL shall become held by any Person other than the Memorial Drive Trust, the ESOP, one or more employee benefit plans of ADL or its Subsidiaries, or employees, or former employees, of ADL or any of its Subsidiaries or any Stock Plans who have received such capital stock in accordance with a distribution pursuant to the ESOP, any other employee benefit plan or any Stock Plan or the Memorial Drive Trust, the ESOP and any Stock Plan, taken
                --
     together, shall own less than 50.1% of the issued and outstanding capital stock of ADL; or

          (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of any Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $2,000,000; or

          (j) Any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $2,000,000 per annum; or

          (k) Any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000; or

          (l) Any event shall occur or any condition shall exist under the Note Purchase Agreement, or any agreement relating thereto, that immediately or with the passage of time or the giving of notice causes (or permits any one or more of the Noteholders or their agent to cause) the Senior Notes, or any portion thereof, to become due prior to their stated maturity or prior to their regularly scheduled date or dates of payment;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that
                                                       --------  -------
in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                 ARTICLE VIII

                                   THE AGENT

          SECTION 8.01.  Authorization and Action.  Each Lender hereby appoints
                         ------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be
                          --------  -------
required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender and the Collateral Agent prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

          SECTION 8.02.  Agent's Reliance, Etc.  Neither the Agent nor any of
                         ---------------------
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03.  Citibank and Affiliates.  With respect to its
                         -----------------------
Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrowers, any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrowers or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 8.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  Indemnification.  The Lenders agree to indemnify the
                         ---------------
Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of
 -----------------    --------
the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

          SECTION 8.06.  Successor Agent.  The Agent may resign at any time by
                         ---------------
giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such removal, the Required Lenders shall give notice thereof to ADL; provided
                                                                     --------
that the failure to give such notice shall not affect the validity or effectiveness of such removal. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $125,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 8.07.  Sub-Agent. The Sub-Agent has been designated under this
                         ---------
Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,
                 --------  -------
unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) modify the provisions of Section 9.06 insofar as they relate to assignments by any Borrower of its rights and obligations under the Agreement or (g) amend this
Section 9.01; and provided further that no amendment, waiver or consent shall,
                  -------- -------
unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 9.02.  Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to any Borrower, at its address at Acorn Park, Cambridge, Massachusetts 02140, Attention: John F. Burns, Senior Vice President and Chief Financial Officer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: New York Region Department; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  Costs and Expenses.  (a)  The Borrowers agree to pay on
                         ------------------
demand all reasonable costs and expenses of the Agent and the Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrowers further agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses) of counsel and allocated costs of in-house counsel to any Lender, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Borrowers agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against
                                          -----------------
any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrowers or any of their Subsidiaries or any Environmental Action relating in any way to the Borrowers or any of their Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by a Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Each Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06 or, acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section

9.07 as a result of a demand by a Borrower pursuant to Section 9.07(a), such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.07, 2.10 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 9.05.  Right of Set-off.  Upon (i) the occurrence and during
                         ----------------
the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of a Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application, provided that the failure to
                                                 --------
give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 9.06.  Binding Effect; Third Party Rights.  (a)  This
                         ----------------------------------
Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in
Section 3.02) when it shall have been executed by the Borrowers and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of such Borrower, the Agent and each Lender and their respective successors and assigns, except that such Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          (b) This Agreement is solely for the benefit of the Agent, the Lenders, the Loan Parties and their respective successors and assigns, and no other Person shall have any right, remedy, claim, benefit, priority or other interest under, or because of the existence of, this Agreement.

          SECTION 9.07.  Assignments and Participations.  (a)  Each Lender may
                         ------------------------------
and, if demanded by a Borrower (following a demand by such Lender pursuant to
Section 2.07 or 2.10) upon at least five Business Days' notice to such Lender and the Agent and so long as no Default or Event of Default shall have occurred and be continuing, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) other
                                               --------  -------
than in the case of an assignment to an Affiliate of a Lender, another Lender or an assignment of the type described in subsection (g) below, such Lender shall have obtained the prior written consent of the Agent and, so long as no Default shall have occurred and be continuing, ADL, in each case, such consent not to be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,000,000 or an integral multiple of $500,000 in excess thereof, (iv) each such assignment shall be to an Eligible Assignee, (v) each such assignment made as a result of a demand by a Borrower pursuant to this
Section 9.07(a) hereof shall be arranged by such Borrower after consultation with the Agent (and each proposed assignee shall be acceptable to the Agent) and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by a Borrower pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either such Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000; provided that in
                                                           --------
connection with any assignment demanded by a Borrower, such recordation fee shall be paid by such Borrower. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c)  The Agent shall maintain at its address referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its

Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement
--------  -------
(including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure,
                                  --------
the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08.  Confidentiality.  Neither the Agent nor any Lender
                         ---------------
shall disclose any Confidential Information to any other Person without the consent of ADL, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 9.09.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 9.10.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.11.  Judgment.  (a)  If for the purposes of obtaining
                         --------
judgment in any court it is necessary to convert a sum due hereunder in US Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase US Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder
                      ----------------
shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

          SECTION 9.12.  Jurisdiction, Etc.  (a)  Each of the parties hereto
                         -----------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.13.  Waiver of Jury Trial.  Each of the Borrowers, the Agent
                         --------------------
and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this

Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

              [Intentionally left blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  ARTHUR D. LITTLE, INC.


                                  By____________________________________________
                                    Title:

                                  ARTHUR D. LITTLE INTERNATIONAL,
                                   INC.


                                  By____________________________________________
                                    Title:


                                  CITIBANK, N.A., as Agent


                                  By____________________________________________
                                    Title:

                              The Initial Lenders
                              -------------------

Commitment
----------

$14,500,000                       CITIBANK, N.A., as Lender


                                  By____________________________________________
                                    Title:


$14,500,000                       THE CHASE MANHATTAN BANK, as
                                   Lender


                                  By____________________________________________
                                    Title:



$29,000,000    Total of the Commitments

                                                                      SCHEDULE I
                                                      APPLICABLE LENDING OFFICES

Name of Initial Lender    Domestic Lending Office   Eurocurrency Lending Office
----------------------    -----------------------   ---------------------------
Citibank, N.A.            599 Lexington Avenue      599 Lexington Avenue
                          New York, NY  10043       New York, NY  10043

The Chase Manhattan Bank  999 Broad Street          999 Broad Street
                          Bridgeport, CT  06604     Bridgeport, CT  06604

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                  Dated: __________________


          FOR VALUE RECEIVED, the undersigned, [THE BORROWER], a ___________ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                  --------
_________________________ (the "Lender") for the account of its Applicable
                                ------
Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the outstanding Advances in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of March __, 2000, among Arthur D. Little, Inc. and Arthur D. Little International, Inc. (each a "Borrower" and together the "Borrowers"), the Lender
                             --------                    ---------
and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein
-----------------
defined) outstanding on the Termination Date.

          The Borrowers promise to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. The obligations of the Borrowers hereunder are joint and several.

          Both principal and interest in respect of each Advance are payable in the lawful money of the United States of America to the Agent at its account maintained at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance owing to the Lender by the Borrowers pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrowers resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

ARTHUR D. LITTLE                    ARTHUR D. LITTLE, INC.
INTERNATIONAL, INC.


By_________________________               By__________________________
  Title                                     Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

=================================================================================================
                                            Amount of
             Type of       Amount of      Principal Paid   Unpaid Principal        Notation
  Date       Advance        Advance         or Prepaid         Balance             Made By
-------------------------------------------------------------------------------------------------
_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

=================================================================================================

                                                             EXHIBIT B - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Amended and Restated Credit Agreement dated as of March __, 2000 (as amended or modified from time to time, the "Credit
                                                                ------
Agreement") among Arthur D. Little, Inc., a Massachusetts corporation ("ADL"),
---------                                                               ---
Arthur D. Little International, Inc., a Massachusetts corporation (together with ADL, the "Borrowers"), the Lenders party thereto (as defined in the Credit
          ---------
Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent").  Terms
                                                              -----
defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on
  Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
  Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit

  Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall
                                                          --------------
  be the date of acceptance hereof by the Agent, unless otherwise specified on
  Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, facility fees and utilization fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  Schedule 1
                                      to
                           Assignment and Acceptance

Percentage interest assigned:                                _____%

Assignee's Commitment:                                       $______________

Aggregate outstanding principal amount of Advances assigned: $______________

Principal amount of Note payable to Assignee:                $______________

Principal amount of Note payable to Assignor:                $______________

Effective Date/1/:                                           _______________,___



                                   [NAME OF ASSIGNOR], as Assignor


                                   By__________________________________
                                     Title:

                                   Dated:  _______________, ____


                                   [NAME OF ASSIGNEE], as Assignee


                                   By__________________________________
                                     Title:

                                   Domestic Lending Office:
                                            [Address]

                                   Eurocurrency Lending Office:
                                            [Address]


Accepted and Approved this
__________ day of _______________, ____


/1/ This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

CITIBANK, N.A., as Agent


By______________________________
 Title:


Approved this __________ day
of _______________, ____


ARTHUR D. LITTLE, INC.


By______________________________
 Title:


ARTHUR D. LITTLE INTERNATIONAL, INC.


By______________________________
 Title:

                               U.S. $29,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of April 25, 2000

                                     Among

                            ARTHUR D. LITTLE, INC.

                                      and

                     ARTHUR D. LITTLE INTERNATIONAL, INC.,

                                 as Borrowers,
                                 -- ---------


                            ARTHUR D. LITTLE, INC.,

                                 as Guarantor,
                                 -- ---------


                       THE INITIAL LENDERS NAMED HEREIN,

                              as Initial Lenders,
                              -- ------- -------

                                      and


                                CITIBANK, N.A.,

                                   as Agent
                                   -- -----
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                                      vi

                               TABLE OF CONTENTS

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                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms............................       1
SECTION 1.02.  Computation of Time Periods......................      20
SECTION 1.03.  Accounting Terms.................................      20

                 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances.....................................      20
SECTION 2.02.  Fees.............................................      20
SECTION 2.03.  Repayment of Advances............................      20
SECTION 2.04.  Interest.........................................      21
SECTION 2.05.  Conversion of Advances...........................      23
SECTION 2.06.  Prepayments......................................      24
SECTION 2.07.  Increased Costs..................................      25
SECTION 2.08.  Illegality.......................................      26
SECTION 2.09.  Payments and Computations........................      26
SECTION 2.10.  Taxes............................................      27
SECTION 2.11.  Sharing of Payments, Etc.........................      29
SECTION 2.12.  Use of Proceeds..................................      30

                    ARTICLE III CONDITIONS TO EFFECTIVENESS

SECTION 3.01.  Conditions Precedent to Lending..................      30
SECTION 3.02.  Conditions Precedent to Effectiveness............      30
SECTION 3.03.  Determinations Under Section 3.02................      33

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrowers..      33

                      ARTICLE V COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants............................      38
SECTION 5.02.  Negative Covenants...............................      46
SECTION 5.03.  Financial Covenants..............................      52

                            ARTICLE VI ADL GUARANTY

SECTION 6.01.  ADL Guaranty.....................................      54
SECTION 6.02.  Guaranty Absolute................................      54
SECTION 6.03.  Waivers..........................................      55
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                                      vii

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SECTION 6.04.  Continuing Guaranty; Assignments................       56

                         ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01.  Events of Default...............................       57

                            ARTICLE VIII THE AGENT

SECTION 8.01.  Authorization and Action........................       60
SECTION 8.02.  Agent's Reliance, Etc...........................       60
SECTION 8.03.  Citibank and Affiliates.........................       60
SECTION 8.04.  Lender Credit Decision..........................       61
SECTION 8.05.  Indemnification.................................       61
SECTION 8.06.  Successor Agent.................................       61
SECTION 8.07.  Sub-Agent.......................................       62

                           ARTICLE IX MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.................................       62
SECTION 9.02.  Notices, Etc....................................       62
SECTION 9.03.  No Waiver; Remedies.............................       63
SECTION 9.04.  Costs and Expenses..............................       63
SECTION 9.05.  Right of Set-off................................       64
SECTION 9.06.  Binding Effect; Third Party Rights..............       65
SECTION 9.07.  Assignments and Participations..................       65
SECTION 9.08.  Confidentiality.................................       68
SECTION 9.09.  Governing Law...................................       68
SECTION 9.10.  Execution in Counterparts.......................       68
SECTION 9.11.  Judgment........................................       68
SECTION 9.12.  Jurisdiction, Etc...............................       69
SECTION 9.13.  Waiver of Jury Trial............................       69
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                                     viii

Schedules
---------

Schedule I        -   List of Applicable Lending Offices

Schedule II       -   Subsidiary Guarantors

Schedule 4.01     -   Environmental Disclosure

Schedule 4.01(c)  -   Subsidiaries

Schedule 5.02(a)  -   Existing Liens

Schedule 5.02(d)  -   Existing Debt

Schedule 5.02(f)  -   Existing Investments

Schedule 5.02(g)  -   Payments pursuant to Stock Plans

Exhibits
--------

Exhibit A - Form of Promissory Note

Exhibit B - Form of Assignment and Acceptance

Exhibit C - Form of Security Agreement

Exhibit D - Form of Pledge Agreement

Exhibit E - Form of Subsidiary Guaranty

Exhibit F - Form of TIME Guaranty

Exhibit G - Form of Notice of Conversion

Exhibit H - Form of Opinion of Counsel to the Loan Parties

Exhibit I - Form of Collateral Agency and Intercreditor Agreement